Exhibit 10.1

FOURTH AMENDMENT TO  CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Fourth Amendment”) is made as of August 21, 2007, by and among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Sandwich” and, collectively with OLLC, Global, Glen Hes and Montello, the “Borrowers” and each a “Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), GLOBAL GP LLC, a Delaware limited liability company (the “GP” and, collectively with the MLP, the “Initial Guarantors and each individually, an “Initial Guarantor”), each “Lender” (as such term is defined in the Credit Agreement referred to below) (collectively, the “Lenders” and each individually, a “Lender”) party hereto  and Bank of America, N.A. as Administrative Agent and L/C Issuer (as each such term is defined in the Credit Agreement), amending certain provisions of that certain Credit Agreement dated as of October 4, 2005 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the Initial Guarantors, the Lenders, the Administrative Agent and the L/C Issuer.  Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the L/C Issuer desire to amend certain provisions of the Credit Agreement as provided more fully herein below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Amendment to Section 1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Long Island Acquisition” means the acquisition by the Borrower from ExxonMobil Oil Corporation of the two refined product terminals in Inwood, New York and Glenwood Landing, New York for an aggregate purchase price of $34,700,000 pursuant to the terms of the Long Island Purchase Agreement.

“Long Island Purchase Agreement” means that certain Terminal Sale and Purchase Agreement dated as of July 9, 2007 by and between ExxonMobil Oil Corporation and the Borrower, as the same may be amended.

§2.          Amendment to Section 7 of the Credit Agreement.  Section 7 of the Credit Agreement is hereby amended as follows:

(a)           Section 7.2(j) of the Credit Agreement is hereby amended by deleting the words “and the Hudson Acquisition” which appear in Section 7.2(j) and substituting in place thereof the words “the Hudson Acquisition and the Long Island Acquisition”.

(b)           Section 7.6(b) of the Credit Agreement is hereby amended by deleting Section 7.6(b) in its entirety and restating it as follows:

(b)           (i) Mergers and consolidations permitted by Section 7.4; (ii) the Hudson Acquisition, provided, in the case of the Hudson Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Borrower and of the Hudson Seller has approved such acquisition; (3) the Hudson Acquisition is consummated on the terms set forth in the Hudson Purchase Agreement; (4) the Borrower has provided the Administrative Agent with prior written notice of the date of consummation of such Hudson Acquisition; (5) the Hudson Acquisition would not subject to the Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; and (6) the Borrower has provided the Administrative Agent with evidence satisfactory to the Administrative Agent that (A) MLP has received cash proceeds of not less than $50,000,000 for the issuance of certain class B Units pursuant to the terms of the Class B Unit Purchase Agreement dated on or prior to the date of the consummation of the Hudson Acquisition by and among the MLP and the investors party thereto and MLP has contributed such proceeds to the Borrower; and (B) all such proceeds are being used to fund a portion of the purchase price of the Hudson Acquisition; and (iii) the Long Island Acquisition, provided, in the case of the Long Island Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Borrower and of ExxonMobil Oil Corporation has approved such acquisition; (3) the Long Island Acquisition is consummated on the terms set forth in the Long Island Purchase Agreement; (4) the Borrower has provided the Administrative Agent with prior written notice of the date of consummation of such Long Island Acquisition; and (5) the Long Island Acquisition would not subject to the Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document”.

(c)           Section 7.6(c) of the Credit Agreement is hereby amended by deleting Section 7.6 (c) in its entirety and restating it as follows:

(c)           Acquisitions of the assets or stock of another Person, other than the Hudson Acquisition and other than the Long Island Acquisition (a

“Permitted Acquisition”), so long as (i) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (ii) the Person to be acquired (or, in the case of an asset acquisition, the assets of such Person) are in the same or a substantially similar line of business as the Loan Party making such acquisition; (iii) the Loan Parties have provided the Administrative Agent with prior written notice of such acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition; (iv) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of each of the applicable Loan Party or Subsidiary making such acquisition and of the Person to be acquired has approved such merger, consolidation or acquisition; (v) in the event of a stock or other similar equity acquisition the Person so acquired shall become a wholly-owned Subsidiary of a Loan Party and shall comply with the terms and conditions set forth in Section 6.13; (vi) the business to be acquired would not subject the Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of any of its rights and remedies under this Agreement or any other Loan Document; (vii) the aggregate amount of the purchase price for any single Permitted Acquisition or series of related Permitted Acquisitions which is payable in anything other than the equity interests of MLP (and such equity interests shall have no redemption or repurchase rights prior to a date which is one (1) year after the Maturity Date and shall not have the ability to convert into any form of Indebtedness) shall not exceed $25,000,000; and (viii) the aggregate amount of the purchase price for all Permitted Acquisitions over any twelve consecutive calendar month period which is payable in anything other than the equity interests of MLP (and such equity interests shall have no redemption or repurchase rights prior to a date which is one (1) year after the Maturity Date and shall not have the ability to convert into any form of Indebtedness) shall not exceed $35,000,000.

§3.          Conditions to Effectiveness.This Fourth Amendment will become effective as of the date hereof upon receipt by the Administrative Agent of the fully-executed original counterparts of this Fourth Amendment executed by the Loan Parties, the Administrative Agent and the required Lenders.

§4.          Representations and Warranties.  Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Article V of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this Fourth Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

§5.          Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Fourth Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§6.          No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuer or the Lenders consequent thereon.

§7.          Counterparts.  This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§8.          Governing Law.  THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as a document under seal as of the date first above written.

GLOBAL OPERATING LLC
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Charles Rudinsky
Title:	Executive Vice President, Treasurer
and Chief Accounting Officer

GLOBAL COMPANIES LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Charles Rudinsky
Title:	Executive Vice President, Treasurer
and Chief Accounting Officer

GLOBAL MONTELLO GROUP CORP.

By:	/s/ Charles Rudinsky
Title:	Executive Vice President, Treasurer
and Chief Accounting Officer

GLEN HES CORP.

By:	/s/ Charles Rudinsky
Title:	Executive Vice President, Treasurer
and Chief Accounting Officer

CHELSEA SANDWICH LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Charles Rudinsky
Title:	Executive Vice President, Treasurer
and Chief Accounting Officer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Todd MacNeill
Title: Vice President

BANK OF AMERICA, N.A., as
a Lender and L/C Issuer

By:	/s/ Christen A. Lacey
Christen A. Lacey, Principal

STANDARD CHARTERED BANK, as
a Lender

By:	/s/ Patricia Doyle	/s/ Andrew Y Ng
Title: Director		Director
Commodity Corporate Traders		Standard Chartered Bank NY

JPMORGAN CHASE BANK, N.A., as
a Lender

By:	/s/ John M. Hariaczyi
Title: Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Chung-Taek Oh
Title: Vice President

By:	/s/ Marllena Anastassiadou
Title: Director

CITIZENS BANK OF MASSACHUSETTS,
as a Lender

By:	/s/ Marina E. Grossi
Title: Senior Vice President

SOVEREIGN BANK, as a Lender

By:	/s/ Robert Lanigan
Title: Senior Vice President

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Matthew L. Rosetti
Title: Vice President

By:	/s/ Juan J. Mejia
Title: Director

WEBSTER BANK NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Richard A. O’Brien
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Keven Smith
Title: Senior Vice President

TD BANKNORTH, N.A.,
as a Lender

By:	/s/ John Mercier
Title: Senior Vice President

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ M.W. Sweeney
Title: Vice President Relationship Manager

WACHOVIA BANK,
NATIONAL ASSOCIATION
as a Lender

By:	/s/ P. Gaudreau
Title:	Patricia S. Gaudreau
Senior Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a “Guarantor”) hereby acknowledges and consents to the foregoing Fourth Amendment as of August   , 2007, and agrees that the Guaranty dated as of October 4, 2005 (as amended and in effect from time to time, the “Guaranty”) from each of the undersigned Guarantors remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder. Notwithstanding anything to the contrary contained herein, the parties thereto hereby acknowledge, agree and confirm that as of the date hereof, the Guaranty remains in full force and effect.

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/ Charles Rudinsky
Title:	Executive Vice President, Treasurer
and Chief Accounting Officer

GLOBAL GP LLC

By:	/s/ Charles Rudinsky
Title:	Executive Vice President, Treasurer
and Chief Accounting Officer